UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2008

RAM Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-32864	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

RAM Re House
46 Reid Street
Hamilton HM 12 Bermuda
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (441) 296-6501

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)          On February 18, 2008, Mr. Victor J. Bacigalupi submitted a letter to the Board of Directors of RAM Holdings Ltd. and RAM Reinsurance Company Ltd. tendering his resignation from both boards effective immediately. Mr. Bacigalupi resigned for health reasons.

Item 8.01 Other Events.

On February 14, 2008 Standard & Poor’s Ratings Services (“S&P”) placed the AAA financial strength and financial enhancement rating of RAM Reinsurance Company Ltd. (“RAM Re”) on CreditWatch with negative implications. S&P stated that its rating action reflects its view of the shortfall of RAM Re’s capital cushion of approximately $82 - $132 million at December 31, 2007, relative to projected subprime losses under S&P’s stress test. S&P stated that the rating action also incorporates and elevates the importance of RAM Re demonstrating improved financial metrics, as first cited in July 2006, when S&P assigned negative outlooks to RAM Re and RAM Holdings (together, “RAM”).

As previously stated in connection with Moody’s announcement that RAM Re’s Aa3 rating was placed on negative watch on February 1st, RAM is pursuing a number of alternatives to improve its capital position, including seeking reinsurance and reducing its growth. Due to current market conditions, RAM does not expect to raise new capital at the present time.

RAM's strategy remains subject to change, and there can be no assurance that RAM will be successful in improving its capital position within the timeframe required by S&P or in maintaining its current rating from S&P.

Please see RAM’s Current Report on Form 8-K filed February 8, 2008 (the “February 8th 8-K”) for certain consequences of a downgrade of RAM Re’s ratings.

A downgrade of RAM Re’s financial strength and financial enhancement rating from the AAA to the AA range by S&P is a termination event under some, but not all, of RAM Re’s treaties. In those cases where a downgrade by S&P is not a termination event under the treaties, it will still result in a potential ceding commission increase. In addition, any downgrade of RAM Re’s rating below the AA range by S&P, as well as any downgrade of RAM Re’s rating by Moody’s below Aa3 regardless of the rating RAM Re receives from S&P, would be a termination event under all of RAM Re’s treaties and facultative agreements, with the potential consequences described in the February 8th 8-K.

Similarly, a downgrade by S&P of the A+ rated auction market perpetual preferred securities issued by Blue Water Trust, RAM Re’s $50 million “soft capital” facility, would increase RAM Re’s put option premium as described in the February 8th 8-K.

Forward-Looking Statements

This 8-K contains statements that may be considered "forward-looking statements." These statements are based on current expectations and the current views of the economic and operating environment and are not guarantees of future performance. A number of risks and uncertainties, including economic competitive conditions, could cause actual results to differ materially from those projected in forward-looking statements. Our actual results could differ materially from those expressed or implied in the forward-looking statements. Among the risks and uncertainties are (i) the outcome of S&P’s and Moody’s ratings assessments of RAM and its customers, (ii) RAM’s ability to successfully address S&P’s and Moody’s capital requirements within the applicable timeframes, (iii) a downgrade in financial strength ratings of RAM Re by S&P or Moody's, (iv) higher risk of loss due to deterioration in the credit markets resulting from poor performance of residential mortgage loans, (v) new competitors entering the market for financial guaranty reinsurance, (vi) changes in general economic conditions, including inflation, foreign currency exchange rates, interest rates and other factors; (vii) decreased demand for our reinsurance products; (viii) the loss of significant customers with whom we have a concentration of our reinsurance in force; (ix) legislative and regulatory developments; (x) changes in regulation or tax laws applicable to us or our customers; (xi) more severe losses or more frequent losses associated with our products; (xii) losses on credit derivatives; (xiii) changes in our accounting policies and procedures that impact the Company's reported financial results; and (xiv) other risks and uncertainties that have not been identified at this time. The Company undertakes no obligation to revise or update any forward-looking statement to reflect changes in conditions, events, or expectations, except as required by law.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibit Number	Description
-------	-----------
99.1	Letter from Mr. Victor J. Bacigalupi, dated February 18, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAM Holdings Ltd. (Registrant)

Dated: February 20, 2008	By:	/s/ Victoria W. Guest
	Name:	Victoria W. Guest
	Title:	General Counsel